Exhibit 1.01
Conflict Minerals Report
Bloom Energy Corporation

This Conflict Minerals Report (“Report”) for the year ended December 31, 2019 has been prepared by the management of Bloom Energy Corporation (herein referred to as “Bloom Energy”, “Company”, “we”, “us”, or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are consolidated.

As used in this Report, “3TGs” means tin, tungsten, tantalum and/or gold or its derivatives and “Covered Countries” means the Democratic Republic of the Congo (“DRC”) and its nine adjoining countries; Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.

I.INTRODUCTION

Product Covered by This Report
Pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (from here on referred to “Section 1502 of the Dodd-Frank Act” or “the Rule”), the 2019 calendar year is the first year that Bloom Energy is filing a Conflict Minerals Report (“First Reporting Period”).

For the First Reporting Period, Bloom Energy determined that only one product manufactured or contracted to be manufactured contained tin, tungsten, tantalum and/or gold or its derivatives (“3TGs”) that were necessary to its functionality or production: the Bloom Energy Server, a stationary power generation platform (the “Covered Product”).
Bloom Energy conducted in good faith a reasonable country of origin inquiry (“RCOI”) to determine whether any of the 3TGs in the Covered Product originated in the Covered Countries by engaging with certain suppliers who provided materials that may contain 3TG that was used in the Covered Product (“In-Scope Suppliers”). Based on our RCOI, Bloom Energy had reason to believe that our Covered Product could contain 3TGs that originated in the Covered Countries. Therefore, in accordance with Section 1502 of the Dodd-Frank Act, we performed due diligence on the source and chain of custody of the 3TGs.

Reasonable Country of Origin Inquiry
To assist us with our with our determination whether 3TGs, necessary for our products originated in Covered Countries, Bloom Energy engaged a third-party service provider, Assent Compliance (“Assent”). Assent provided Bloom Energy with access to the Assent Compliance Manager (“ACM”), a software-as-a-service platform that tracks supplier communications and provides additional tools that support the internationally recognized due diligence framework set forth in the Organization for Economic Cooperation and Development Due Diligence Guidance

for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements on Tin, Tantalum and Tungsten, and on Gold (the “OECD Guidance”). For example, the ACM platform has functionality that evaluates the quality of each supplier’s response and assigns a health score based on the supplier’s declaration. The metrics provided in this Conflict Minerals Report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed, are managed through the ACM.

Bloom Energy provided a list of In-Scope Suppliers and parts associated with the Covered Product to Assent for upload to the ACM. Assent assisted with our evaluation of supply chain information regarding 3TGs, identification of potential risks, and development and implementation of additional due diligence steps. Bloom Energy also leveraged Assent’s Managed Services Team to collaborate with dedicated program specialists. Bloom Energy communicated regularly with Assent’s Managed Services Team concerning program status. Assent’s team members are trained in conflict minerals compliance and understand the intricacies of the CMRT, conflict minerals reporting, and generally, Section 1502 of the Dodd-Frank Act.

We used the ACM to request that our In-Scope Suppliers complete the Responsible Mineral Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”), version 5.12 or higher, to collect data on the sources of origin of the materials we purchase that are necessary for our products. Suppliers then uploaded their completed CMRTs directly to the platform for validation, assessment and management. Suppliers were also offered training and education, available in the ACM. Assent monitored and tracked all communications in the ACM for future reporting and transparency. Bloom Energy directly contacted suppliers that were unresponsive to Assent’s communications and requested that they complete and submit the CMRT.

Bloom Energy’s program includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as to understand the due diligence efforts of the In-Scope Suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the In-Scope Suppliers to support their understanding of areas that need their clarification or improvement.

All submitted CMRT forms were accepted and classified as valid or invalid. The “invalid” classification can be the result of a number of factors, including incomplete tabs and can also occur when the supplier uses an obsolete template instead of the current version. A supplier who submits an invalid form is contacted and encouraged to submit a valid form. Suppliers receive feedback on their submissions and guidance on correcting validation errors and may seek assistance from Assent’s multilingual Supplier Experience team or on-line training. Data concerning suppliers who remain unresponsive to feedback is tracked as a program gap for future improvement.

As of March 1, 2020, we had 146 In-Scope Suppliers. 119 (or 81.51%) of the In-Scope Suppliers completed a valid CMRT. We classified 2 supplier CMRT forms as “invalid” because their submissions could not be corrected. Therefore, our RCOI process produced data to help determine the countries of origin for nearly all of the 3TGs in our Covered Product.

II.DUE DILIGENCE

Bloom Energy designed its due diligence measures to conform with the OECD Guidance in all material respects and as appropriate for our First Reporting Period. We endeavored to align the program with the 5 steps for due diligence described in the OECD Guidance as set forth in Section II of this report. We continue to evaluate market expectations for data collection and reporting to make improvements to our program.

Bloom Energy is a downstream consumer of 3TGs and does not purchase raw minerals directly from any mines, smelters or refiners or any of the Covered Countries. Therefore, to execute due diligence, we must rely on data from our direct suppliers and third-party audit programs. As Bloom Energy does not solely control these processes, there is a risk of incomplete or inaccurate data. However, our multiple supplier-outreach efforts and process validation steps help mitigate this risk. This due diligence process aligns with industry standards and market expectations for downstream companies.

Step One: Establish Strong Company Management Systems

Internal Compliance Team
Bloom Energy established a cross-functional Conflict Minerals Team led by the Executive Vice President, Chief Operations Officer. The Conflict Minerals Team is responsible for implementing our responsible sourcing strategy and for briefing senior management on the results of due diligence.

In May 2020, Bloom Energy adopted a Policy on Responsible Sourcing of Minerals articulating the due diligence process and Bloom Energy’s commitment to reporting obligations regarding 3TGs originating in the Covered Countries. The Policy is publicly available at bloomenergy.com/supplychain.

Control Systems
We rely on our direct suppliers to provide information on the origin of the 3TGs contained in components and materials that they supply to us, such as sources of 3TGs that the suppliers purchase from their lower-tier suppliers. However, we expect all suppliers to have policies and procedures in place that work toward ensuring that all 3TGs used in the production of the products sold to Bloom Energy are sourced from smelters or refiners that conform with an independent responsible mineral sourcing validation program.

Supplier Engagement
Bloom Energy has a strong relationship with our In-Scope Suppliers. We engage directly with our In-Scope Suppliers to request a valid CMRT for the products that they supply to Bloom Energy. To strengthen supplier education and training, Bloom Energy provides In-Scope Suppliers with access to the ACM, at no-charge, to upload their CMRTs as well as to seek help-desk support in their native language from Assent’s team of supplier support specialists. Suppliers can also participate in Assent’s online library of conflict minerals training.
Grievance Mechanisms
Bloom Energy has established multiple grievance mechanisms whereby employees, suppliers and other third parties can report violations of our policies. In our Policy on Responsible Sourcing. Suppliers, we have published a dedicated email address for suppliers to contact the Bloom Energy Supplier Team to ask questions. In addition, employees and third parties have access to the Bloom Energy Helpline to ask questions, communicate concerns or report potential violations of applicable law or company policies, which is publicly available at BloomEnergy.ethicspoint.com.
In the event that employees and suppliers wish to contact our Board of Directors, we also publish the Board’s address in our Global Code of Business Conduct and Ethics, available at: s22.q4cdn.com/122868703/files/doc_downloads/govDocs/bloomenergy_code_final.pdf. Finally, violations or grievances at the industry level can be reported directly to RMI at: www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.

Maintain Records
The ACM Platform also includes a document retention policy to retain our conflict minerals-related documents, including supplier responses to CMRTs and the sources for each reporting period. Bloom Energy stores all of the information and findings from this process in a database that can be audited by internal or external parties.

Step Two: Identify and Assess Risks in the Supply Chain

Risks associated with supplier CMRT content are identified automatically in the ACM based on criteria established for supplier responses. These risks are addressed by Assent staff and members of Bloom Energy’s Conflict Minerals Team, who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

Risks at the supplier level may include non-responsive suppliers, incomplete CMRTs, or CMRTs that are submitted at the Bloom Energy level. In those cases where a Bloom Energy-level CMRT (such as when a company declares there are no 3TGs in any of its products) is submitted, Bloom Energy is unable to determine if all of the specified smelters and refiners were used for 3TGs in the materials supplied to Bloom Energy. Additionally, some suppliers indicated that they received information regarding their supply chains from fewer than 75% of their own suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

Risks were identified by assessing the due diligence practices and status of smelters and refiners identified in the supply chain by upstream suppliers who listed smelters and refiners on their CMRT declarations. To determine if the facilities met the recognized definition of a 3TG processing facility that was operational during the 2019 calendar year, Assent compared these facilities to the RMI list of smelters and refiners. Assent relied on the RMI audit standard, including cross-recognition of the London Bullion Market Association Good Delivery Program and the Responsible Jewelry Council Chain of Custody Certification, which are developed according to global standards, including the OECD Guidance.
Assent determined if the smelter had been audited against a standard that conforms to the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). As discussed earlier, Bloom Energy does not have a direct relationship with smelters and refiners, and does not perform direct audits of these entities within the supply chain. In cases where a smelter’s due diligence practices have not been audited against RMAP or a similar independent standard, or RMAP considers a smelter to be non-conforming, we followed-up with suppliers reporting those facilities. Smelters are then assessed for potential sourcing risk.
Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed using the red-flag indicators in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:
•Geographic proximity to the Covered Countries;
•Known mineral source country of origin;
•RMAP or a similar independent audit status that is cross-recognized by RMI;
•Credible evidence of unethical or conflict sourcing; and
•Peer assessments conducted by credible third-party sources
Risk mitigation activities are initiated when a supplier’s CMRT reports smelters of concern. Suppliers with submissions that include smelters of concern are provided with feedback instructing that supplier to take their own independent risk mitigation actions. Examples include the submission of a product-specific CMRT to better identify the connection to products that they supply to Bloom Energy. Additional escalation may be necessary to address any continued sourcing from these smelters of concern. Suppliers were given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these smelters of concern from the supply chain. In addition, suppliers are guided to the educational materials on mitigating the risks identified through the data collection process
Suppliers are also evaluated on program strength, which will assist us with making key risk mitigation decisions as our program progresses. The criteria used to evaluate the strength of our program is based on questions in the CMRT related to the suppliers’ conflict minerals practices and policies.

Step Three: Design and Implement a Strategy to Respond to Identified Risks

Together with Assent, in this First Reporting Period, Bloom Energy developed inaugural processes to assess and respond to the risks identified in the supply chain as well as to manage and monitor risk. Communications were sent to non-responsive suppliers to communicate the importance of their completion of the CMRT and their support of our compliance with the Rule and Bloom Energy’s expectations.
Suppliers received feedback on their submissions as well as educational resources regarding corrective action methods and potential improvements for their internal programs. Bloom Energy encouraged suppliers that may be supplying 3TGs from sources that may support conflict in the Covered Countries to endeavor to seek an alternative source of 3TGs that does not support such conflict, as provided in the OECD Guidance. Assent also communicated directly with smelters that have not yet been determined to be conformant with the RMAP to seek data on sourcing and to encourage their involvement with the RMI program.

In cases where suppliers have continuously been non-responsive or do not appear to be committed to corrective action plans, Bloom Energy assesses if replacing that supplier is feasible. The results of the program and risk assessment are shared with both the Conflict Minerals Team and our leadership to support transparency within Bloom Energy.

Step Four: Support the Development and Implementation of Independent Third-Party Audits

As discussed above, Bloom Energy does not have a direct relationship with any 3TG smelters or refiners and does not perform or direct audits of these entities within the supply chain. Instead, Bloom Energy relies on third-party audits of smelters and refiners conducted as part of the RMAP. The RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners.

Step Five: Report Annually on Supply Chain Due Diligence
Bloom Energy has filed this Report and a Form SD for the year ended December 31, 2019 with the United States Securities and Exchange Commission. As indicated in the Form SD, this Report is publicly available at investor.bloomenergy.com/. Bloom Energy’s Policy on Responsible Sourcing of Minerals is also publicly available at bloomenergy.com/supplychain.

III DUE DILIGENCE RESULTS
Supply Chain Outreach Results
Supply chain outreach is required to identify the upstream sources of origin of 3TG. In accordance with industry standards, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. For the 2019 reporting year, Table 1 sets out the result of our supply chain outreach.

Table 1
SUPPLY CHAIN OUTREACH METRICS

Number of In-Scope Suppliers	Change in Number of In-Scope Suppliers From 2018	Response Rate	Valid Response Rate
146	N/A (2019 is our first year of reporting)	82.88% (121 out of 146)	81.51% (119 out of 146)

Upstream Data Transparency
All legitimate smelters and refiners listed by suppliers in completed CMRTs (which appear on the RMI-maintained smelters list) are set out in Appendix A. As is a common practice when requests are sent upstream in the supply chain, those companies who purchase materials from smelters may not be able to discern exactly which of their products contain the materials. As a result, those companies who provide a list of smelters and refiners tend to list all smelters and refiners from which they may purchase within the reporting period. Therefore, the smelters or refiners listed in Appendix A as sources are likely to be more comprehensive than the list of smelters or refiners that actually processed the 3TGs in the Covered Products.

Although the potential for over-reporting is understood, Bloom Energy has taken measures to validate these sources of origin against validated audit programs intended to verify the material types and mine sources of origin for these smelters and refiners. From the gathered responses, 5 smelters that potentially posed a risk due to the presence of some red flag indicators were identified. Based on the diligence performed, and understanding that risks were identified, Bloom Energy is able to conclude that it has no reason to believe that its suppliers were sourcing minerals through a supply chain that benefited armed groups in the DRC region.
In accordance with OECD Guidance, suppliers that identified these specific smelters of concern in their CMRT were contacted to communicate the potential for risk and to evaluate whether or not these smelters could be connected to Bloom Energy’s products. The suppliers were then asked to complete a user-defined or product-level CMRT specific to the materials, products or piece parts purchased by Bloom Energy, rather than a company-level CMRT, to help us identify the connection to products that they supply to Bloom Energy.

Status	Number of Identified Smelters and Refiners
RMAP Conformant	232
RMAP Active	5
Not Enrolled	52
Non-Conformant	7
Total Number of Identified Smelters and Refiners	296

Countries of Origin
Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs. This list is based on information provided through the CMRT data collection process from direct smelter outreach and the RMAP. As mentioned in the preceding section, it is understood that many responses may provide more data than can be directly linked to products sold by Bloom Energy, therefore, Appendix B may contain more countries than those from which Bloom Energy’s products are sourced.
The information contained on any website referred to in this Conflict Minerals Report does not form any part of this Report or Form SD and is not incorporated by reference herein unless expressly noted.

APPENDIX A
SMELTER LIST

Minerals	Standard Smelter Name	Smelter Facility Location
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA

Minerals	Standard Smelter Name	Smelter Facility Location
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Minerals	Standard Smelter Name	Smelter Facility Location
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Minerals	Standard Smelter Name	Smelter Facility Location
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Minerals	Standard Smelter Name	Smelter Facility Location
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Minerals	Standard Smelter Name	Smelter Facility Location
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA,PLURINATIONAL STATE OF
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA

Minerals	Standard Smelter Name	Smelter Facility Location
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

APPENDIX B:
COUNTRIES OF ORIGIN

ANDORRA	JAPAN	SINGAPORE
AUSTRALIA	KAZAKHSTAN	SOUTH AFRICA
AUSTRIA	KOREA, REPUBLIC OF	SPAIN
BELGIUM	KYRGYZSTAN	SUDAN
BOLIVIA , PLURINATIONAL STATE OF	LITHUANIA	SWEDEN
BRAZIL	MALAYSIA	SWITZERLAND
CANADA	MEXICO	TAIWAN, PROVINCE OF CHINA
CHILE	MYANMAR	THAILAND
CHINA	NETHERLANDS	TURKEY
CZECH REPUBLIC	NEW ZEALAND	UGANDA
ESTONIA	NORTH MACEDONIA, REPUBLIC OF	UNITED ARAB EMIRATES
FRANCE	PERU	UNITED STATES OF AMERICA
GERMANY	PHILIPPINES	UZBEKISTAN
INDIA	POLAND	VIETNAM
INDONESIA	RUSSIAN FEDERATION	ZIMBABWE
ITALY	SAUDI ARABIA